SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amended Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: January 16, 2001

Rapid Retrieval Systems, Inc.

(Exact name of registrant as specified in its charter)

Nevada 0-30451 88-0429856

(State or other jurisdiction of (Commission (IRS Employee

Incorporation) File Number) Identification No.)

14919 Lebanon Road, Old Hickory, TN 37138

(Address of principal executive offices) (postal code)

Registrant's telephone number, including area code: (615) 754-1871

Item 4. Changes in Registrant's Certifying Accountant.

(a) i. Registrant's primary accountant, David Coffey, CPA, was dismissed by the Company on January 5, 2001.

ii. Except for an explanatory paragraph regarding the Company's ability to continue as a going concern in the Company's audited financials included in its Form 10-SB registration statement, no reports on the financial statements prepared by Mr. Coffey over the past two years contained any adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principles.

iii. The decision to change accountants was approved by the Board on January 5, 2001.

iv. During the registrant's two most recent fiscal years, and in the interim period from the date of its last audit report until the date of this report, there were no disagreements with Mr. Coffey on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements would have caused him to make reference to the subject matter of the disagreements in connection with his reports.

2. i. The registrant retained the services of the accounting firm of J.H. Cohn, LLP on January 5, 2001, as their principal accountant.

ii. The registrant did not contact the new accountant prior to its engaging the new accountant regarding the application of accounting principles to a specified transaction, or the type of audit opinion that might be rendered on the registrant's financial statements.

iii. The registrant did not contact the new accountant prior to its engaging the new accountant regarding any matter that was either the subject of a disagreement or a reportable event.

3. The registrant has provided a copy of this report, on or prior to the date of filing this report with the Commission and to Mr. Coffey and requested that he furnish the registrant with a letter addressed to the Commission stating his approval of or disagreement with the disclosures made herein. Such letter is attached hereto as an Exhibit.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amended report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 15, 2001

RAPID RETRIEVAL SYSTEMS, INC.

/s/ Sonny Paradise

Sonny Paradise, President